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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                   FORM 8-A/A

                               AMENDMENT NO. 1 TO
                  REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        LONG BEACH FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


                   Delaware                                   33-0739843
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   (State of incorporation or organization)                (I.R.S. Employer
                                                          Identification No.)


1100 Town & Country Road, Suite 1600, Orange, California          92868
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        (Address of principal executive offices)               (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]


If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
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                                (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
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Preferred Stock Purchase Rights                   The Nasdaq National Market

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                                 AMENDMENT NO. 1
                      TO REGISTRATION STATEMENT ON FORM 8-A

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 18, 1997, as follows:

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Rights Agreement (the "RIGHTS AGREEMENT") dated as of November 10, 1997 between Long Beach Financial Corporation (the "COMPANY") and American Stock Transfer & Trust Company, as Rights Agent (the "RIGHTS AGENT"), was amended as of May 18, 1999 in order to ensure that the execution, delivery and performance of that certain Agreement and Plan of Merger dated May 18, 1999 between Washington Mutual, Inc. and the Company or that certain Stock Option Agreement dated May 18, 1999 between Washington Mutual, Inc. and the Company or any of the transactions contemplated thereby do not result in the grant of any rights to any person under the Rights Agreement or enable or require any such rights to be exercised, distributed or triggered (the "AMENDMENT"). The Amendment was effected by that certain First Amendment to Rights Agreement dated as of May 18, 1999, by and between the Company and the Rights Agent.

ITEM 2.  EXHIBITS.

         1 First Amendment to Rights Agreement dated as of May 18, 1999, by and between Long Beach Financial Corporation and American Stock Transfer & Trust Company, as Rights Agent


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  May 20, 1999                      LONG BEACH FINANCIAL CORPORATION



                                         By:    /s/ James J. Sullivan
                                                --------------------------------
                                                James J. Sullivan
                                                Senior Vice President,
                                                General Counsel and Secretary